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[DIGITAL LIFESTYLES
GROUP LOGO]

                           MWW Group
                           Rich Tauberman
                           rtauberman@mww.com
                           (201) 507-9500

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                DIGITAL LIFESTYLES GROUP ANNOUNCES COMPLETION OF
                          $5 MILLION PRIVATE PLACEMENT

         Austin, Texas - September 15, 2004 - Digital Lifestyles Group, Inc. (OTCBB: DLFG) announced today that it has completed a private placement of equity securities to private accredited individuals and institutional investors, including members of the Company's management team and board of directors, resulting in gross proceeds to the company of approximately $5 million. Digital Lifestyles Group intends to use the net proceeds of the private placement to fund its new product initiative and for other general corporate purposes.

         Digital Lifestyles Group sold 14,450,858 new shares of Digital Lifestyles Group's common stock, and warrants to purchase an additional 7,225,426 new shares of Digital Lifestyles Group's common stock, in the private placement. Neither the shares of common stock, the warrants sold to the investors, nor the shares of common stock to be issued upon exercise of the warrants have been registered under the Securities Act of 1933. Accordingly, these shares and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933. Digital Lifestyles Group has agreed to file a registration statement covering the resale by the investors of the shares of common stock issued in the private placement and shares of common stock to be issued upon exercise of the warrants.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock, warrants or common stock to be issued upon exercise of the warrants. Any opportunity to participate in the private placement was available to a very limited group of private accredited individuals and institutional


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investors. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

ABOUT DIGITAL LIFESTYLES GROUP, INC.

Digital Lifestyles Group, Inc. designs, manufactures and markets digital lifestyle products, including software, personal computers, accessories and entertainment and communication solutions. The Company's products include hip-e, the first digital lifestyle platform for teens, and the Northgate line of desktop and notebook computers for consumer, business and education customers. The Company sells its products through its online stores (www.hip-e.com, www.northgate.com), direct sales force, third-party resellers and retail stores. More information about Digital Lifestyles Group is available at www.dig-life.com.

FORWARD-LOOKING STATEMENTS

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company can give no assurance that such expectations or any of the forward-looking statements will prove to be correct, and future results may differ materially from those discussed in this press release. Important information regarding the factors that may affect the Company's future performance is included in its public reports that it files with the Securities and Exchange Commission. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

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